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                                                                   EXHIBIT 23(a)

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Insight Communications Company, Inc. 1999 Stock Option Plan of our reports dated March 12, 2001 with respect to the consolidated financial statements of Insight Communications Company, Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
March 28, 2001